Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the beneficial ownership by each of the undersigned of ordinary shares of Forward Pharma A/S.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 14th day of February, 2023.

ROSETTA CAPITAL I, LP

By:	/s/ Michael Forer
Name:	Michael Forer
Its:	Director of the General Partner

BML GENERAL PARTNER LIMITED

By:	/s/ Michael Forer
Name:	Michael Forer
Its:	Director

ROSETTA CAPITAL LIMITED

By:	/s/ Michael Forer
Name:	Michael Forer
Its:	Director